UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2007

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

On November 16, 2007, Renovis, Inc. (the “Company”) sent a notice to its directors and executive officers informing them that a temporary restriction on transactions in the Renovis, Inc. 401(k) Plan and Trust has been imposed due to the transitioning of the investment, trustee and recordkeeping services from Hicks Pension Service, John Hancock and Northwestern Mutual to Prudential Retirement. During the Plan administrator’s blackout period, which is expected to run from December 17, 2007 through January 18, 2008, the Company’s directors and executive officers will be prohibited from purchasing, selling or otherwise acquiring or transferring the Company’s common shares (or any derivative security) acquired in connection with service to or employment with the Company. The notice is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice to directors and executive officers of Renovis, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2007		RENOVIS, INC.

	By:	/s/ Jeffrey Farrow
	Name:	Jeffrey Farrow
	Title:	Vice President, Finance, and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to directors and executive officers of Renovis, Inc.

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